John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

A Member Firm of The 1940 Act Law GroupTM

2041 West 141stTerrace, Suite 119

Leawood, KS  66224

Phone: 913.660.0778   Fax: 913.660.9157

 john.lively@1940actlawgroup.com

February 28, 2012

Pinnacle Capital Management Funds Trust

100 Limestone Place

Fayetteville, New York 13066

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Other Fund Service Providers”in the Prospectus and under the caption “Additional Service Providers” in the Statement of Additional Information for the Pinnacle Capital Management Funds Trust (the “Trust”), which is included in the Post-Effective Amendment No. 1 to  the Registration Statement under the Securities Act of 1933, as amended (No. 333-168469), and Amendment No. 3 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-224455), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

On behalf of The Law Offices of John H. Lively & Associates, Inc.